SCHEDULE A
                                     TO THE
                          INVESTMENT ADVISORY AGREEMENT
           DATED DECEMBER 16, 2005, AS AMENDED AUGUST 8, 2006 BETWEEN
                         THE ADVISORS' INNER CIRCLE FUND
                                       AND
                            WESTWOOD MANAGEMENT CORP.

The Trust will pay to the Adviser as compensation for the Adviser's services rendered, a fee, computed daily at an annual rate based on the average daily net assets of the respective Fund in accordance the following fee schedule:

FUND                                                                        RATE
----                                                                        ----

WHG Income Opportunity Fund................................................0.75%

WHG Smid Cap Fund..........................................................0.75%

WHG LargeCap Value Fund....................................................0.75%

WHG SmallCap Fund .........................................................0.85%

WHG AllCap Fund............................................................0.75%

WHG Balanced Fund..........................................................0.75%

                                      A-1